Exhibit 23.2



                                [BKD Letterhead]


                         Consent of Independent Accounts

We hereby consent to the incorporation by reference to the Registration Statement on Form S-8 (No. 33-94096) of Main Street, Inc. of our report dated January 28, 2000 relating to the consolidated statements of income, stockholders' equity and cash flows of First Decatur Bancshares, Inc. and subsidiaries for the year ended December 31, 1999 appearing in Main Street Trust Inc.'s Joint Proxy Statement-Prospectus filed as part of Main Street Trust
Inc.'s Registration Statement on Form S-4 as declared effective by the Securities and Exchange Commission on February 7, 2000.


/s/ BKD LLP


Decatur, Illinois
March 20, 2002